Exhibit 99.1

FOR IMMEDIATE RELEASE
February 3, 2014

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $(0.99) COMPREHENSIVE LOSS PER COMMON SHARE AND
$23.93 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 3, 2014 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported a comprehensive loss for the fourth quarter of 2013 of $(366) million, or $(0.99) per common share, and net book value of $23.93 per common share. Economic return for the period, defined as dividends per common share plus the change in net book value per common share, was a loss of $(0.69) per common share, or -2.7% for the quarter. For the full year, AGNC reported a -12.5% economic return on common equity.

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

•	$(0.99) comprehensive loss per common share, comprised of:

◦	$(0.28) net loss per common share

◦	$(0.71) other comprehensive income/(loss) ("OCI") per common share

▪	Includes net unrealized losses on investments marked-to-market through OCI

•	$0.75 net spread and dollar roll income/(loss) per common share, comprised of:

◦	Interest income, net of cost of funds (including interest rate swaps) and operating expenses

◦
Estimated net carry loss (also known as "dollar roll income/(loss)") of $(0.02) per common share associated with the Company's net short position in agency mortgage backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Estimated "catch-up" premium amortization benefit of $0.07 per common share due to a change in projected constant prepayment rate ("CPR") estimates

•	$0.65 estimated taxable income per common share

•	$0.65 dividend per common share declared on December 18, 2013

•	$0.59 estimated undistributed taxable income per common share as of December 31, 2013

•	$23.93 net book value per common share as of December 31, 2013

◦	Decreased $(1.34) per common share, or -5%, from $25.27 per common share as of September 30, 2013

American Capital Agency Corp.
February 3, 2014

•	-2.7% economic return on common equity for the quarter, or -10.8% annualized

◦	Comprised of $0.65 dividend per common share and $(1.34) decrease in net book value per common share

OTHER FOURTH QUARTER HIGHLIGHTS

•	$68.2 billion agency MBS investment portfolio as of December 31, 2013

◦	Includes $2.3 billion net long TBA mortgage position as of December 31, 2013

•	$237 million investment in mortgage REIT equity securities as of December 31, 2013

◦	Consists of common stock investments across the agency mortgage REIT sector

•	7.5x "at risk" leverage as of December 31, 2013

◦	7.3x leverage excluding net long TBA mortgage position as of December 31, 2013

◦	Increase of 0.3x from September 30, 2013 "at risk" leverage of 7.2x

•	7.5x average "at risk" leverage during the quarter

◦	7.6x average leverage during the quarter excluding net TBA mortgage position

•	8% actual portfolio CPR for the quarter

◦	7% average projected portfolio life CPR as of December 31, 2013

◦	Excludes net TBA mortgage position

•	1.39% annualized net interest rate spread as of December 31, 2013

◦	Increase from 1.37% annualized net interest rate spread as of September 30, 2013

◦	Excludes net TBA mortgage position

•	1.56% annualized net interest rate spread and TBA dollar roll income/(loss) for the quarter

◦	Includes -1 bps of estimated TBA dollar roll loss

◦	Includes 14 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates

•	28.2 million shares of common stock repurchased during the quarter

◦	Represents 7% of common shares outstanding as of September 30, 2013

◦	$20.82 per share average repurchase price, net of expenses

◦
Existing share repurchase authorization increased by $1 billion to $2 billion for total repurchases of outstanding shares of common stock since the inception of the buyback program through December 31, 2014

2013 FULL YEAR FINANCIAL HIGHLIGHTS

•	-12.5% economic return on common equity

◦	Comprised of $3.75 in dividends per common share and $(7.71) decrease in net book value per common share

•	$(4.47) comprehensive loss per common share, comprised of:

◦	$3.28 net income per common share

◦	$(7.75) OCI per common share

•	$2.48 estimated taxable income per common share

◦	Estimated undistributed taxable income decreased from $2.18 per common share as of December 31, 2012 to $0.59 per common share as of December 31, 2013

•	57.5 million shares of common stock issued during the year

◦	$31.33 per share offering price, net of expenses

•	40.3 million shares of common stock repurchased during the year

◦	$21.25 per share average repurchase price, net of expenses

American Capital Agency Corp.
February 3, 2014

"The year 2013 was a difficult year for all fixed income markets, with the agency MBS market being one of the worst performing sectors," commented Gary Kain, President and Chief Investment Officer. "In the face of challenging market conditions and extreme interest rate volatility, particularly in the middle of the year, we prioritized risk management over short term returns. By the end of the fourth quarter, market conditions were decidedly more stable and many of the idiosyncratic risks that we faced earlier in the year had abated. In addition to reduced volatility, the combination of higher yields on MBS, a steeper yield curve and benign prepayments make the current return landscape more appealing. As such, we were considerably more comfortable positioning the portfolio with a larger duration gap as we moved forward toward a more normal balance between risk and return. Given the decline in interest rates and the strong performance of agency MBS in January, we have already seen a meaningful increase in our book value."

John Erickson, Chief Financial Officer and Executive Vice President, commented, "With our stock trading at meaningful discounts to our net book value, we chose to significantly increase our stock repurchase activity this quarter. We repurchased approximately 7% of our outstanding shares of common stock at an average price of $20.82 per share. Overall, since we commenced our share repurchase program in late 2012, we have repurchased approximately $934 million of our common stock. We remain committed to our stock repurchase program under the right market conditions and our Board of Directors has authorized us to increase our share repurchases up to another $1 billion. The liquidity of our assets gives us incremental flexibility to repurchase shares when our common stock trades at meaningful discounts to our net book value, providing us an additional tool to generate long term value for our shareholders."

NET BOOK VALUE
As of December 31, 2013, the Company's net book value per common share was $23.93, or $(1.34) lower than the September 30, 2013 net book value per common share of $25.27. The decline in net book value per common share was due to a combination of wider mortgage spreads and higher interest rates.

INVESTMENT PORTFOLIO
As of December 31, 2013, the Company's investment portfolio totaled $68.2 billion of agency MBS, including $2.3 billion of net long TBA mortgage positions, at fair value, and $237 million of investments in agency mortgage REIT equity securities.

The Company accounts for TBA dollar roll positions as derivative instruments and recognizes dollar roll income/(loss) in other income (loss), net on the Company's financial statements. As of December 31, 2013, the Company's net TBA mortgage portfolio had a fair value and cost basis of approximately $2.3 billion and a net carrying value of $(5) million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of December 31, 2013, the Company's investment portfolio was comprised of $65.2 billion of fixed-rate securities, inclusive of the net long TBA position; $1.2 billion of adjustable-rate securities; and $1.8 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

American Capital Agency Corp.
February 3, 2014

As of December 31, 2013, the Company's fixed-rate mortgage assets were comprised of $38.7 billion ≤ 15-year securities, $1.4 billion 20-year fixed-rate securities, $22.9 billion 30-year fixed-rate securities, $(4.1) billion ≤ 15-year net short TBA securities and $6.4 billion 30-year net long TBA securities, at fair value. As of December 31, 2013, inclusive of net TBA positions, ≤ 15-year fixed rate securities represented 51% of the Company's investment portfolio and 30-year fixed rate securities represented 43% of the Company's investment portfolio, largely unchanged from September 30, 2013.

As of December 31, 2013, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.59%, comprised of a weighted average coupon of 3.25% for ≤ 15-year fixed rate securities, 3.50% for 20-year fixed-rate securities and 3.95% for 30-year fixed-rate securities.

CONSTANT PREPAYMENT RATES
The actual CPR for the Company's investment portfolio during the fourth quarter was 8%, compared to 10% for the prior quarter. The weighted average projected CPR for the remaining life of all of the Company's agency securities held as of December 31, 2013 was 7%, a decrease from 8% as of September 30, 2013. The Company's net TBA dollar roll position is not included in the CPR calculations above.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of December 31, 2013; therefore, faster actual or projected prepayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected prepayments can have a meaningful positive impact.

Net premium amortization on the Company's investment portfolio for the fourth quarter was $(117) million, or $(0.31) per common share, compared to $(168) million, or $(0.43) per common share, for the third quarter. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $28 million, or $0.07 per common share, of "catch-up" premium amortization benefit during the fourth quarter, compared to approximately $(12) million, or $(0.03) per common share, of "catch-up" premium amortization cost during the third quarter. The unamortized net premium balance as of December 31, 2013 was $3.0 billion.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio for the fourth quarter was 2.82%, compared to 2.59% for the third quarter. The Company's average asset yield for the fourth quarter includes 14 bps of "catch-up" premium amortization benefit due to changes in projected CPR estimates, compared to -6 bps of "catch-up" premium amortization cost during the third quarter. Excluding the impact of "catch-up" premium amortization benefit/cost, the Company's average asset yield was 2.68% for the current quarter, compared to 2.64% for the prior quarter. The Company's average asset yield reported as of December 31, 2013 was 2.70%, unchanged from September 30, 2013.

American Capital Agency Corp.
February 3, 2014

The Company's average cost of funds (derived from the cost of repurchase agreements, other debt and interest rate swaps) for the fourth quarter decreased 14 bps to 1.25% from 1.39% for the third quarter. The Company's average cost of funds as of December 31, 2013 decreased 2 bps to 1.31% from 1.33% as of September 30, 2013.

The Company's average net interest rate spread for the fourth quarter was 1.57%, an increase of 37 bps from the third quarter of 1.20%. Including estimated TBA dollar roll income/(loss), the Company's average net interest rate spread for the fourth quarter was 1.56%, an increase of 42 bps from 1.14% during the third quarter. As of December 31, 2013, the Company's average net interest rate spread was 1.39%, compared to 1.37%, as of September 30, 2013.

LEVERAGE
As of December 31, 2013, $61.2 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $2.3 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. The Company's leverage ratio as of December 31, 2013 was 7.3x. Inclusive of the net TBA position, the Company's "at risk" leverage ratio as of December 31, 2013 was 7.5x. The Company's average leverage ratio and average "at risk" leverage ratio for the fourth quarter was 7.6x and 7.5x, respectively.

As of December 31, 2013, the Company's agency repo agreements had a weighted average interest rate of 0.45%, largely unchanged from 0.44% as of September 30, 2013. As of December 31, 2013, the Company's agency repo agreements had remaining maturities consisting of:

•	$23.6 billion of one month or less;

•	$20.5 billion from one to three months;

•	$6.9 billion from three to six months;

•	$2.2 billion from six to nine months;

•	$3.6 billion from nine to twelve months;

•	$3.3 billion from twelve to twenty-four months;

•	$0.5 billion from twenty-four to thirty-six months; and

•	$0.6 billion of greater than thirty-six months.

As of December 31, 2013, the Company's agency repo agreements had a weighted average remaining days to maturity of 124 days, compared to 112 days as of September 30, 2013.

HEDGING ACTIVITIES
As of December 31, 2013, 86% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and net Treasury positions, compared to 91% as of September 30, 2013.

The Company's interest rate swap positions as of December 31, 2013 totaled $43.3 billion in notional amount. During the fourth quarter, the Company terminated $11.1 billion of interest rate swaps and entered into new swap agreements totaling $4.1 billion. The new swap agreements have a weighted average fixed pay rate of 2.94%, an average forward start date of 1.9 years and an average maturity of approximately 7.5 years as of December 31, 2013. Excluding $4.0 billion of forward starting swaps as of December 31, 2013, the Company's interest rate swap portfolio had an average fixed pay rate of 1.57% and a weighted average receive rate of 0.22%. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.70% and an average

American Capital Agency Corp.
February 3, 2014

maturity of 4.7 years from December 31, 2013. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates.

The Company utilizes interest rate swaptions to mitigate exposure to larger, more rapid increases in interest rates. During the fourth quarter, $6.0 billion of payer swaptions from previous quarters expired or were terminated resulting in net realized gains of $8 million. As of December 31, 2013, the Company had $14.3 billion of notional value in payer swaptions outstanding at a market value of $258 million and a cost basis of $335 million, with an average remaining option term of 0.9 years and an average underlying interest rate swap term of 7.0 years. The Company did not enter into any new payer swaptions during the quarter.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of December 31, 2013, the Company had a net long position of $2.0 billion (market value) in U.S. Treasury securities and a short position of $2.1 billion (market value) in U.S. Treasury futures.

OTHER INCOME (LOSS), NET
During the fourth quarter, the Company recorded a net loss of $(483) million in other income (loss), net, or $(1.29) per common share, compared to a net loss of $(1.1) billion, or $(2.74) per common share for the prior quarter. Other income (loss), net for the fourth quarter was comprised of:

•	$(667) million of net realized losses on sales of agency securities;

•	$282 million of net unrealized gains on interest rate swaps and early termination fee income/cost (excludes $46 million of unrealized gains recognized in OCI);

•	$(104) million of interest rate swap periodic interest costs;

•	$8 million of net realized gains on interest rate swaptions;

•	$(26) million of net unrealized losses on interest rate swaptions;

•	$(18) million of net losses on U.S. Treasury positions;

•	$(5) million of TBA dollar roll loss;

•	$34 million of net mark-to-market gains on TBA mortgage positions; and

•	$13 million of income from other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME (LOSS)
During the fourth quarter, the Company recorded other comprehensive loss of $(265) million, or $(0.71) per common share.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the fourth quarter was $0.65 per common share, or $0.93 higher than GAAP net loss per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

American Capital Agency Corp.
February 3, 2014

The Company's estimated taxable income for the fourth quarter excludes $(2.51) per common share of estimated capital losses, which are not deductible from the Company's ordinary taxable income.

FOURTH QUARTER 2013 DIVIDEND DECLARATIONS
On December 18, 2013, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $0.65 per share, compared to $0.80 per share declared in the prior quarter, which was paid on January 28, 2014 to common stockholders of record as of December 31, 2013. Since its May 2008 initial public offering, the Company has paid a total of $4.2 billion in common dividends, or $27.61 per common share.

On December 18, 2013, the Board of Directors of the Company declared a fourth quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share. The dividend was paid on January 15, 2014 to preferred stockholders of record as of January 1, 2014.

As of December 31, 2013, the Company had approximately $210 million of estimated undistributed taxable income ("UTI"), or $0.59 per common share, net of dividends declared. UTI excludes total estimated non-deductible capital losses of $(1.8) billion, or $(5.01) per common share, as of December 31, 2013, which may be carried forward and applied against future net capital gains for up to five years.

The Company also announced the tax characteristics of its 2013 dividends. The Company's 2013 common stock dividends of $3.75 per common share consisted of $3.75 per common share of ordinary dividends, of which $0.029963 per common share were qualified dividends for federal income tax purposes. The Company's 2013 Series A Preferred Stock dividends of $2.00 per preferred share consisted of $2.00 per preferred share of ordinary dividends, of which $0.015980 per preferred share were qualified dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.AGNC.com.

STOCK REPURCHASE PROGRAM
During the fourth quarter, the Company made open market purchases of approximately 28.2 million shares of its common stock, or 7% of the Company's outstanding shares as of September 30, 2013. The shares were purchased at an average price of $20.82 per share, including expenses, totaling approximately $586 million. Since commencing a stock repurchase program in the fourth quarter of 2012, the Company has purchased approximately 43.0 million shares of its common stock, or approximately 10% of the Company's outstanding shares at its peak in March 2013, for total consideration of approximately $934 million, including expenses.

The Company also announced that its Board of Directors has increased the Company's existing stock repurchase authorization by $1 billion to $2 billion for total repurchases of its outstanding shares of common stock since inception of the program through December 31, 2014. The Company intends to only repurchase shares when the repurchase price is less than its estimate of the current net book value per common share.

American Capital Agency Corp.
February 3, 2014

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
February 3, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $62,205, $80,721, $71,261, $70,094, and $79,966, respectively)	$64,482	$83,805	$75,926	$74,874	$83,710
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,459	1,204	1,281	1,421	1,535
U.S. Treasury securities (including pledged securities of $3,778, $4,710 and $2,569, respectively)	3,822	4,823	3,671	—	—
REIT equity securities, at fair value	237	—	—	—	—
Cash and cash equivalents	2,143	2,129	2,923	2,826	2,430
Restricted cash	101	77	1,216	499	399
Derivative assets, at fair value	1,194	1,246	1,876	480	301
Receivable for securities sold (including pledged securities of $622,$1,417, $1,338, $484, and $0, respectively)	652	1,807	2,070	734	—
Receivable under reverse repurchase agreements	1,881	1,808	9,430	12,291	11,818
Other assets	284	372	270	244	260
Total assets	$76,255	$97,271	$98,663	$93,369	$100,453

Liabilities:
Repurchase agreements	$63,533	$82,473	$72,451	$66,260	$74,478
Debt of consolidated variable interest entities, at fair value	910	736	783	862	937
Payable for securities purchased	118	979	3,167	259	556
Derivative liabilities, at fair value	422	1,015	1,544	1,217	1,264
Dividends payable	235	311	420	499	427
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	1,848	1,801	9,931	12,548	11,763
Accounts payable and other accrued liabilities	492	71	87	82	132
Total liabilities	67,558	87,386	88,383	81,727	89,557

Stockholders' equity:
Preferred stock - $0.01 par value; 10.0 shares authorized:
8.000% Series A Cumulative Redeemable Preferred Stock; 6.9 shares issued and outstanding; liquidation preference of $25 per share ($173)	167	167	167	167	167
Common stock - $0.01 par value; 600.0 shares authorized:
356.2, 384.3, 396.2, 396.5, and 338.9 shares issued and outstanding, respectively	4	4	4	4	3
Additional paid-in capital	10,406	10,992	11,255	11,261	9,460
Retained (deficit) earnings	(497)	(160)	852	(557)	(289)
Accumulated other comprehensive (loss) income	(1,383)	(1,118)	(1,998)	767	1,555
Total stockholders' equity	8,697	9,885	10,280	11,642	10,896
Total liabilities and stockholders' equity	$76,255	$97,271	$98,663	$93,369	$100,453

Net book value per common share	$23.93	$25.27	$25.51	$28.93	$31.64

American Capital Agency Corp.
February 3, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2013
Interest income:
Interest income	$542	$558	$545	$547	$2,193
Interest expense [1]	120	145	131	140	536
Net interest income	422	413	414	407	1,657

Other (loss) income, net:
(Loss) gain on sale of agency securities, net	(667)	(733)	17	(26)	(1,408)
Gain (loss) on derivative instruments and other securities, net [1,4]	184	(339)	1,444	(98)	1,191
Total other (loss) income, net	(483)	(1,072)	1,461	(124)	(217)
Expenses:
Management fees	31	35	37	33	136
General and administrative expenses	6	7	9	9	32
Total expenses	37	42	46	42	168
(Loss) income before income tax provision	(98)	(701)	1,829	241	1,272
Income tax provision	3	—	—	10	13
Net (loss) income	(101)	(701)	1,829	231	1,259
Dividend on preferred stock	3	3	3	3	14
Net (loss) income (attributable) available to common shareholders	$(104)	$(704)	$1,826	$228	$1,245

Net (loss) income	$(101)	$(701)	$1,829	$231	$1,259
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(311)	833	(2,813)	(837)	(3,127)
Unrealized gain on derivative instruments, net [1]	46	47	48	49	189
Other comprehensive (loss) income	(265)	880	(2,765)	(788)	(2,938)
Comprehensive (loss) income	(366)	179	(936)	(557)	(1,679)
Dividend on preferred stock	3	3	3	3	14
Comprehensive (loss) income (attributable) available to common shareholders	$(369)	$176	$(939)	$(560)	$(1,693)

Weighted average number of common shares outstanding - basic and diluted	373.0	390.6	396.4	356.2	379.1
Net (loss) income per common share - basic and diluted	$(0.28)	$(1.80)	$4.61	$0.64	$3.28
Comprehensive (loss) income per common share - basic and diluted	$(0.99)	$0.45	$(2.37)	$(1.57)	$(4.47)
Estimated REIT taxable income per common share - basic and diluted [2]	$0.65	$0.29	$1.04	$0.50	$2.48
Dividends declared per common share	$0.65	$0.80	$1.05	$1.25	$3.75

American Capital Agency Corp.
February 3, 2014

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME/(LOSS) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2013
Interest income	$542	$558	$545	$547	$2,193
Interest expense:
Repurchase agreements and other debt	74	98	83	91	346
Interest rate swap periodic costs [1]	46	47	48	49	190
Total interest expense	120	145	131	140	536
Net interest income	422	413	414	407	1,657
Other interest rate swap periodic costs [3]	(104)	(131)	(105)	(84)	(424)
Dividend on REIT equity securities [4]	5	—	—	—	5
Adjusted net interest income	323	282	309	323	1,238
Operating expenses	37	42	46	42	168
Net spread income	286	240	263	281	1,070
Dividend on preferred stock	3	3	3	3	14
Net spread income available to common shareholders	283	237	260	278	1,056
TBA dollar roll (loss) income	(5)	(12)	195	142	320
Net spread and dollar roll income available to common shareholders	$278	$225	$455	$420	$1,376
Weighted average number of common shares outstanding - basic and diluted	373.0	390.6	396.4	356.2	379.1
Net spread income per common share - basic and diluted	$0.76	$0.61	$0.66	$0.78	$2.79
Net spread and dollar roll income per common share - basic and diluted	$0.75	$0.58	$1.15	$1.18	$3.63

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2013
Net (loss) income	$(101)	$(701)	$1,829	$231	$1,259
Book to tax differences:
Premium amortization, net	(21)	(6)	(75)	(34)	(137)
Realized (gains) losses, net	(92)	(255)	(15)	(53)	(414)
Capital losses in excess of capital gains [5]	936	849	—	—	1,785
Unrealized losses (gains), net	(480)	229	(1,324)	30	(1,546)
Other	2	—	(1)	6	7
Total book to tax differences	345	817	(1,415)	(51)	(305)
Estimated REIT taxable income	244	116	414	180	954
Dividend on preferred stock	3	3	3	3	14
Estimated REIT taxable income available to common shareholders	$241	$113	$411	$177	$940
Weighted average number of common shares outstanding - basic and diluted	373.0	390.6	396.4	356.2	379.1
Estimated REIT taxable income per common share - basic and diluted	$0.65	$0.29	$1.04	$0.50	$2.48
Estimated cumulative undistributed REIT taxable income per common share [6]	$0.59	$0.57	$1.07	$1.08	$0.59

American Capital Agency Corp.
February 3, 2014

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Fixed-rate agency securities, at fair value - as of period end	$62,961	$82,310	$75,910	$74,829	$83,635
Adjustable-rate agency securities, at fair value - as of period end	$1,235	$1,015	$694	$794	$891
CMO agency securities, at fair value - as of period end	$1,308	$1,244	$141	$157	$173
Interest-only strips agency securities, at fair value - as of period end	$232	$224	$236	$272	$292
Principal-only strips agency securities, at fair value - as of period end	$205	$216	$226	$243	$254
Total agency securities, at fair value - as of period end	$65,941	$85,009	$77,207	$76,295	$85,245
Total agency securities, at cost - as of period end	$67,025	$85,789	$78,834	$75,088	$83,193
Total agency securities, at par - as of period end [7]	$64,048	$82,003	$74,966	$71,253	$78,788
Average agency securities, at cost	$76,991	$86,407	$74,816	$78,009	$80,932
Average agency securities, at par [7]	$73,527	$82,751	$70,851	$73,922	$76,710
Net TBA portfolio - as of period end, at fair value	$2,271	$(7,256)	$14,514	$27,283	$12,870
Net TBA portfolio - as of period end, at cost	$2,276	$(7,060)	$15,285	$27,294	$12,775
Net TBA portfolio - as of period end, carrying value	$(5)	$(196)	$(771)	$(11)	$95
Average net TBA portfolio, at cost	$(486)	$131	$28,904	$17,892	$13,069
Average repurchase agreements and other debt	$71,260	$78,845	$66,060	$70,591	$74,649
Average stockholders' equity [8]	$9,432	$10,064	$11,256	$10,843	$11,177
Net book value per common share as of period end [9]	$23.93	$25.27	$25.51	$28.93	$31.64
Leverage - average during the period [10]	7.6:1	7.8:1	5.9:1	6.5:1	6.7:1
Leverage - average during the period, including net TBA position [11]	7.5:1	7.8:1	8.4:1	8.2:1	7.8:1
Leverage - as of period end [12]	7.3:1	7.9:1	7.0:1	5.7:1	7.0:1
Leverage - as of period end, including net TBA position [13]	7.5:1	7.2:1	8.5:1	8.1:1	8.2:1

Key Performance Statistics:
Average coupon [14]	3.59%	3.50%	3.63%	3.68%	3.77%
Average asset yield [15]	2.82%	2.59%	2.92%	2.80%	2.82%
Average cost of funds [16]	(1.25)%	(1.39)%	(1.43)%	(1.28)%	(1.19)%
Average net interest rate spread	1.57%	1.20%	1.49%	1.52%	1.63%
Average net interest rate spread, including estimated TBA dollar roll income/loss [17]	1.56%	1.14%	1.86%	1.87%	1.84%
Average coupon - as of period end	3.58%	3.54%	3.56%	3.73%	3.69%
Average asset yield - as of period end	2.70%	2.70%	2.71%	2.75%	2.61%
Average cost of funds - as of period end [18]	(1.31)%	(1.33)%	(1.47)%	(1.32)%	(1.22)%
Average net interest rate spread - as of period end	1.39%	1.37%	1.24%	1.43%	1.39%
Average actual CPR for securities held during the period	8%	10%	11%	10%	10%
Average forecasted CPR - as of period end	7%	8%	7%	9%	11%
Total premium amortization, net	$(117)	$(168)	$(98)	$(134)	$(153)
Expenses % of average total assets - annualized	0.17%	0.15%	0.19%	0.18%	0.16%
Expenses % of average stockholders' equity - annualized	1.56%	1.66%	1.64%	1.57%	1.42%
Net comprehensive (loss) income return on average common equity - annualized [19]	(15.8)%	7.1%	(34.0)%	(21.3)%	4.4%
Dividends declared per common share	$0.65	$0.80	$1.05	$1.25	$1.25
Economic (loss) return on common equity - annualized [20]	(10.8)%	8.7%	(32.9)%	(18.7)%	4.9%

American Capital Agency Corp.
February 3, 2014

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. Accumulated other comprehensive loss (“OCI”) on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps (see footnote 1 for additional information).

4.	Dividends on REIT equity securities are reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.
Estimated cumulative undistributed REIT taxable income ("UTI") as of period end is net of common and preferred dividends declared during the period. Amount divided by total common shares outstanding as of each period end. UTI as of December 31, 2013 excludes the Company's cumulative non-deductible net capital losses.

7.	Agency securities at par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.
Net book value per common share calculated as total stockholders' equity, less the Company's Series A Preferred Stock liquidation preference of $25 per preferred share, divided by the number of common shares outstanding as of period end.

10.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period", plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

12.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end", plus the Company's net TBA dollar roll position (at cost) as of period end.

14.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

15.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of premiums and discounts) by the average amortized cost of agency securities held.

16.
Cost of funds includes repurchase agreements, other debt and interest rate swaps, but excludes swap termination fees and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average repurchase agreements and other debt outstanding, less repurchase agreements for treasury securities, for the period.

17.
Estimated TBA dollar roll income/loss is net of TBAs used for hedging purposes. Dollar roll income/loss excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

18.
Cost of funds as of period end includes repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

19.
Net comprehensive income (loss) return on average common equity for the period was calculated by dividing comprehensive income (loss) available (attributable) to common shareholders by average common equity.

20.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on February 4, 2014 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
February 3, 2014

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q4 2013 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on February 4, 2014. In addition, there will be a phone recording available from 1:00 pm ET February 4, 2014 until 9:00 am ET February 18, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10039631.

For further information, please contact Investor Relations at (301) 968-9220 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $20 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $8.7 billion of net book value, American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value and American Capital Senior Floating, Ltd. (Nasdaq: ACSF). From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
February 3, 2014

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

Net spread income consists of adjusted net interest income, less total operating expenses. Adjusted net interest income is interest income less interest expense (or “GAAP net interest income”), less other periodic interest rate swap interest costs reported in other income (loss), net.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from estimated taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. The Company also believes that providing investors with net spread income, estimated taxable income and certain financial metrics derived based on such estimated taxable income, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are an incomplete measure of the Company's financial performance and involve differences from net income computed in accordance with GAAP, net spread income and estimated taxable income should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.